Exhibit 3.1
50751.0001 120638v6
AMENDED AND RESTATED BYLAWS
OF
COLONY BANKCORP, INC.
Last Updated September 17, 2020

2

ARTICLE 1.
OFFICES
a.Registered Office. The corporation shall maintain its registered office in the State of Georgia.
b.Other Offices. In addition to its registered office, the corporation also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the corporation may require or make desirable, subject to the bank holding company laws of this State.
ARTICLE 2.
SHAREHOLDERS’ MEETINGS
a.Place of Meetings. Meetings of the shareholders of the corporation may be held at any place within or without the State of Georgia, as set forth in the notice thereof.
b.Annual Meetings. A meeting of shareholders of the corporation shall be held annually, within six (6) months after the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Board of Directors shall determine from time to time and as shall be specified in the notice of the meeting.
c.Special Meetings. Special meetings of shareholders shall be called by the corporation upon the written request of the holders of an aggregate of forty-five percent (45%) or more of all the shares of capital stock of the corporation entitled to vote in an election of directors. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, Chairman of the Board, or the Board of Directors.
d.Notice of Meetings. Unless waived as contemplated in Section 5.2, or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days, nor more than sixty (60) days before the date thereof, either personally or by mail, charges prepaid by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.
e.Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Georgia Business Corporation Code, by the Articles of Incorporation of the corporation or by these bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or by any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors.

f.Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
g.Proxies. A shareholder entitled to vote pursuant to Section 2.6 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein.
h.Presiding Officer. At every meeting of shareholders, the Chairman of the Board of Directors, the Chief Executive Officer, or the President, or, if such officers shall not be present, then the person appointed by one of them shall preside. The Chairman may appoint such persons as he deems required to assist with the meeting.
i.Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.5, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.
j.Notice of Shareholder Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper matter for shareholder action that has been properly brought before the meeting by a shareholder who complies with the notice procedures set forth in this Section and who is a shareholder of record on the date of the giving of notice provided for in this Section 2.10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and on the date of the meeting. For such business to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to being timely, a shareholder’s notice shall promptly update and supplement any information previously provided to the corporation under this Section 2.10, if necessary, so that the information provided or required to be provided shall be continue to be true and complete as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the registered office of the corporation not later than five (5) business days prior to the date for the meeting or the applicable adjournment or postponement thereof in the case of an adjourned or postponed meeting.
Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder. No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure. In addition, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present a nomination or proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. Except as required by law, nothing in this Section shall obligate the corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a shareholder.
k.Nominations for Directors. Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section. In addition to any other applicable requirements, all nominations by shareholders must be given in a timely manner in proper written form to the Secretary. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, to the Secretary at the registered office of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.10, and, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. To be in proper written form, the shareholder’s notice must set forth in writing as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The shareholder’s notice must also contain as to such shareholder giving notice the information required to be provided under Section 2.10 of this Article. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Except as required by law, nothing in this Section shall obligate the corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a shareholder.

Section 2.10 and Section 2.11 of these bylaws shall be the exclusive means for a shareholder to make nominations of persons for election as a director of the corporation or provide notice of the shareholder’s intent to bring other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Exchange Act).
l.Participation in Meetings. In the sole discretion of the Board of Directors and notwithstanding any requirements in these bylaws that meetings of shareholders be held in a particular place, the Board of Directors may adopt guidelines and procedures for shareholders to participate in any meeting of shareholders by means of remote communication. If the Board of Directors chooses to adopt such guidelines and procedures, the Board of Directors will determine whether such meeting of shareholders is to be held at a designated place with the ability to participate in the meeting by means of remote communication in addition to in-person attendance or solely by means of remote communication. Such guidelines and procedures shall comply with the provisions of applicable law.
ARTICLE 3.
THE BOARD OF DIRECTORS
a.General Powers. The business and affairs of the corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by these bylaws directed or required to be exercised or done by the shareholders.
b.Requirements. Each director of the corporation shall be a natural person of the age of eighteen (18) years or more. No person nominated by a shareholder of the corporation shall be eligible for election to the Board of Directors unless such person has executed an agreement, in a form deemed satisfactory to the Board of Directors, that such person has read and agrees, if elected, to serve as a member of the Board, to comply with the corporation’s Code of Ethics and any other corporate governance policies and guidelines applicable to directors of the corporation.
c.Number Election and Term of Office. The Board of Directors of the corporation shall consist of not less than three (3), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum lists to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders. Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of shareholders with respect to which (i) the Secretary receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for director set forth in Section 2.11 of these bylaws and (ii) such nomination has not been withdrawn by such shareholder on or prior to the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the shareholders. For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted “for” a nominee’s election must exceed the votes cast “against” such nominee’s election. Each director elected shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death. Each director, except in the case of his earlier death, resignation, retirement, disqualification, or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

d.Removal; Resignation. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Any director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board of Directors, the Chief Executive Officer, or the President or by giving written notice to the corporation. A director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective.
e.Vacancies. The Directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors. Such appointment by the Directors shall continue until the expiration of the term of the Director whose place has become vacant, or until the next election of Directors by the shareholders and until the election and qualification of his or her successor, or until his or her earlier resignation, removal from office or death.
f.Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.
g.Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of three or more directors. Each committee shall have the authority of the Board of Directors in regard to the business of the corporation to the extent set forth in the resolution establishing such committee.
h.Honorary and Advisory Directors. The Board of Directors of the corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual appointed an Honorary Director, Director Emeritus, or member of an advisory board may be compensated as provided in Section 3.5, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.
i.Mandatory Retirement of Directors. Any director who reaches the age of seventy-five (75) years at any time during the annual term of his or her term of office shall not be permitted to be appointed or reappointed as a director of the Company for any term during which said director has reached the age of seventy-five (75) years.
ARTICLE 4.
MEETINGS OF THE BOARD OF DIRECTORS
a.Regular Meetings. An annual organizational meeting of the Board of Directors shall be held at the first meeting following the annual meeting of the shareholders of the corporation. In the event the annual shareholders’ meeting is not held as provided by Section 2.2, such organizational meeting shall be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held on any fixed by the Board of every month during the calendar year, except during the month in which the organizational meeting of the Board of Directors is held; provided, however, that the Board of Directors and the Chief Executive Officer are authorized to cancel any such regular meetings, excluding the organizational meeting.
b.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, Chairman of the Board, or by any two (2) directors in office at that time by providing notice to all directors then in office. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, electronic mail, or personal delivery at least one (1) day before the date of the meeting. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.
c.Place of Meetings. Directors may hold their meetings at any place within (or without) the State of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.
d.Notice of Meetings. No notice of any meeting of the Board of Directors need state the purposes thereof. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
e.Quorum; Remote Participation. At meetings of the Board of Directors, more than one-half of the directors then in office shall be necessary to constitute a quorum for the transaction of business. Vote Required for Action. Except as otherwise provided in these bylaws, by the corporation’s Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.
f.Vote Required for Action. Except as otherwise provided in these bylaws, by the corporation’ s Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.
g.Action by Directors Without a Meeting. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors, may be taken without a meeting if a written consent thereto shall be signed by all directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.
h.Secretary to Board. The Board of Directors shall appoint a secretary, who need not be a member of the Board, whose duty it shall be to keep an accurate record of all meetings of said Board.

ARTICLE 5.
NOTICE AND WAIVER
a.Procedure. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.4 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid, sealed envelope, addressed to the shareholder or director at his last known address, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.
b.Waiver. Whenever any notice is required to be given to any shareholder or director by law, by the Articles of Incorporation, or these bylaws, a waiver thereof in writing, signed by the director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.
ARTICLE 6.
OFFICERS
a.Number. The officers of the corporation shall be a Chief Executive Officer, a President, and a Secretary, and may include a Chief Financial Officer, Chairman of the Board, one or more Vice Presidents, or other officers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year. In addition, (a) the Chief Executive Officer or (b) any other officer specifically authorized to do so by the Board of Directors may appoint one or more officers or assistant officers; provided, however, that only the Board of Directors may appoint the Chief Executive Officer or President. Any two or more offices may be held by the same person other than the positions of President and Secretary. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person’s contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control.
b.Term. All officers shall serve until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.
c.Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors, or a committee of the Board of Directors, subject to the ability of the Board of Directors of such committee to delegate authority to set compensation of certain officers to the Chief Executive Officer. Compensation of all employees who are not officers shall be set by the Chief Executive Officer subject to review by the Board, at its election.
d.Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the corporation will be served thereby without prejudice to any contract right to such officer.
e.Chairman of the Board. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and who shall perform such other duties as the Board of Directors may from time to time direct.
f.Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the corporation. The Chief Executive Officer shall employ and discharge employees and agents of the corporation, and he or she may delegate these powers. The Chief Executive Officer may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.
g.President. The President shall, as and to the extent directed by the Chief Executive Officer, have general charge of the business and affairs of the corporation. Unless otherwise designated by the Board of Directors, the powers of the office of President shall be the same as those of the Chief Executive Officer, and such offices may be held by the same person. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.
h.Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law or these bylaws. He shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the corporation’s seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.
i.Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of any officer other than the President or the Chairman of the Board, the Chief Executive Officer) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer.

ARTICLE 7.
SHARES
a.Certificates.
(i)The interest of each shareholder may but need not be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:
(1)the name of the corporation;
(2)that the corporation is organized under the laws of the State of Georgia;
(3)the name or names of the person or persons to whom the certificate is issued; and

(4)the number and class of shares, and the designation of the series, if any, which the certificate represents.
(ii)Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.
(iii)In lieu of the issuance of certificates, ownership of the corporation’s shares may be evidenced through records maintained by the corporation or its transfer agent and registrar. If ownership is evidenced through these records, each shareholder will be provided, within a reasonable time of issuance or transfer of the shares to such shareholder, with a written statement setting forth the following information:
(1)the name of the corporation;
(2)the name of the person or entity to whom the shares are issued;
(3)the number and class of shares, and the designation of the series, if any, which the certificate represents;
(4) a description of any restrictions on transfer; and
(5)such other information as the corporation or its transfer agent and registrar may deem necessary or appropriate.
b.Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.
c.Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or list of shareholders of the corporation, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these bylaws.
d.Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10)

days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.
e.Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
f.Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate or information statement to bear the signature or signatures of a transfer agent or a registrar or both.
g.Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate or other evidence of ownership may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.
h.Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, share exchanges or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.
ARTICLE 8.
INDEMNIFICATION
a.Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the corporation, or that he is or was serving, at the request of the corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the corporation, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.
b.Payment of Expenses in Advance. Expenses incurred in defending any action, suit or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided above.
c.Insurance. The corporation, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing provisions of these bylaws.
d.Rights Not Exclusive. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the corporation may indemnify such persons to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time.
ARTICLE 9.
MISCELLANEOUS
a.Inspection of Books and Records.
(i)A shareholder owning more than two percent (2%) of the outstanding shares of the corporation shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (b) of this Section 8.1 and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:
(1)excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the board of directions while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting;
(2)accounting records of the corporation; and
(3)the record of shareholders.
(ii)A shareholder owning more than two percent (2%) of the outstanding shares of the corporation may inspect and copy the records described in subsection (a) of this Section 8.1 only if:

(1)his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder;
(2)he describes with reasonable particularity his purpose and the records he desires to inspect;
(3)the records are directly connected with his purpose; and
(4)the records are to be used only for the stated purpose.
(iii)If the Secretary or a majority of the corporation’s Board of Directors or executive committee members find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.
(iv)If said request is found by the Secretary, the Board of Directors or the executive committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder’s request.
(v)The Secretary, the Board of Directors and the executive committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.
b.Fiscal Year. The fiscal year of the corporation shall be set by resolution of the Board of Directors
c.Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word “Seal” enclosed in parentheses, brackets, or scroll shall be deemed the seal of the corporation.
d.Financial Instruments. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.
ARTICLE 10.
AMENDMENTS
The bylaws of the corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.